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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 22, 2005, in this Amendment No. 3 to Registration Statement on (Form S-1 No. 333-130483) and in the related Prospectus of TransDigm Group Incorporated (formerly TD Holding Corporation) for the registration of 12,597,756 shares of its common stock.

ERNST & YOUNG LLP

Cleveland, Ohio
March 13, 2006

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CONSENT OF INDEPENDENT ACCOUNTING FIRM